Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER 2016 RESULTS

Houston, TX — July 28, 2016 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of mechanical services including heating, ventilation, air conditioning, plumbing, piping and controls, today announced net income attributable to Comfort Systems USA of $17,717,000 or $0.47 per diluted share, for the quarter ended June 30, 2016, as compared to $13,404,000 or $0.35 per diluted share, for the quarter ended June 30, 2015.  The Company reported revenue of $427,538,000 in the current quarter, as compared to $416,567,000 in 2015.  The Company reported free cash flow of $16,439,000 in the current quarter, as compared to $24,839,000 in 2015.  Backlog as of June 30, 2016 was $724,263,000 as compared to $776,919,000 as of March 31, 2016 and $712,273,000 as of June 30, 2015.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “Good industry conditions and skilled execution by our local operating teams led to continued improvement in all aspects of our business results during the second quarter.  In market after market our employees set the industry standard for professionalism and competence.”

Mr. Lane continued, “As we have explained in our recent earnings calls, year-over-year revenue and backlog comparisons appear less robust as a result of an extraordinary bulge of activity last summer, including large simultaneous mobilizations on two data center jobs in the mid-Atlantic region.  Our profits have increased despite that absence, and we believe that our backlog and prospects are consistent with continuing strong results in the coming quarters.”

The Company reported net income attributable to Comfort Systems USA for the six months ended June 30, 2016 of $27,558,000 or $0.73 per diluted share, as compared to $18,470,000 or $0.49 per diluted share, for the first six months of 2015.  The Company also reported revenue of $813,480,000 as compared to $786,114,000 for the same period of 2015.  Free cash flow for the six months ended June 30, 2016 was $26,011,000 as compared to $41,837,000 in the first six months of 2015.

Mr. Lane concluded, “We believe that 2016 is shaping up to be a fantastic year for Comfort Systems USA, and early indications help us to be optimistic about our prospects for 2017.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday, July 29, 2016 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-680-0879 and enter 98082326 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PQ9QBEGUC.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 3:00 p.m. Central Time, Friday, August 5, 2016 by calling 1-888-286-8010 with the conference passcode of 43372997, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 91 locations in 84 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for mechanical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; an information technology failure or cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

– Financial tables follow –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2016 and 2015

(in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	(Unaudited)				(Unaudited)
	2016	%	2015	%	2016	%	2015	%
Revenue	$427,538	100.0%	$416,567	100.0%	$813,480	100.0%	$786,114	100.0%
Cost of services	338,112	79.1%	334,518	80.3%	650,552	80.0%	639,377	81.3%
Gross profit	89,426	20.9%	82,049	19.7%	162,928	20.0%	146,737	18.7%

SG&A	61,023	14.3%	57,369	13.8%	119,213	14.7%	111,065	14.1%
Gain on sale of assets	(212)	—	(151)	—	(357)	—	(327)	—
Operating income	28,615	6.7%	24,831	6.0%	44,072	5.4%	35,999	4.6%

Interest expense, net	(604)	(0.1)%	(387)	(0.1)%	(1,304)	(0.2)%	(891)	(0.1)%
Changes in the fair value of contingent earn-out obligations	(336)	(0.1)%	125	—	(336)	—	125	—
Other income (expense)	(111)	—	9	—	375	—	27	—

Income before income taxes	27,564	6.4%	24,578	5.9%	42,807	5.3%	35,260	4.5%
Income tax expense	9,847		8,796		15,249		12,589

Net income including noncontrolling interests	17,717	4.1%	15,782	3.8%	27,558	3.4%	22,671	2.9%

Less: Net income attributable to noncontrolling interests	—		2,378		—		4,201

Net income attributable to Comfort Systems USA, Inc.	$17,717	4.1%	$13,404	3.2%	$27,558	3.4%	$18,470	2.3%

Income per share attributable to Comfort Systems USA, Inc.:
Basic—
Net income	$0.47		$0.36		$0.74		$0.49

Diluted—
Net income	$0.47		$0.35		$0.73		$0.49

Shares used in computing income per share:
Basic	37,437		37,457		37,390		37,370
Diluted	37,911		37,917		37,870		37,761

Note:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2016	%	2015	%	2016	%	2015	%

Net income including noncontrolling interests	$17,717		$15,782		$27,558		$22,671
Income tax expense	9,847		8,796		15,249		12,589
Other expense (income), net	111		(9)		(375)		(27)
Changes in the fair value of contingent earn-out obligations	336		(125)		336		(125)
Interest expense, net	604		387		1,304		891
Gain on sale of assets	(212)		(151)		(357)		(327)
Depreciation and amortization	6,900		5,841		13,158		11,464
Adjusted EBITDA	$35,303	8.3%	$30,521	7.3%	$56,873	7.0%	$47,136	6.0%

Note:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently.  Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	June 30,	December 31,
	2016	2015
	(Unaudited)

Cash and cash equivalents	$38,282	$56,464
Accounts receivable, net	335,280	302,052
Costs and estimated earnings in excess of billings	33,752	31,338
Other current assets	27,225	34,419
Total current assets	434,539	424,273
Property and equipment, net	65,053	60,813
Goodwill	147,512	143,874
Identifiable intangible assets, net	47,028	41,079
Other noncurrent assets	34,881	21,555
Total assets	$729,013	$691,594

Current maturities of long-term debt	$600	$500
Current maturities of long-term capital lease obligations	217	251
Accounts payable	116,101	106,684
Billings in excess of costs and estimated earnings	88,116	85,397
Other current liabilities	121,563	112,559
Total current liabilities	326,597	305,391
Long-term debt	38,505	10,500
Long-term capital lease obligations	157	256
Other long-term liabilities	11,055	10,442
Total liabilities	376,314	326,589
Comfort Systems USA, Inc. stockholders’ equity	352,699	346,721
Noncontrolling interests	—	18,284
Total stockholders’ equity	352,699	365,005
Total liabilities and stockholders’ equity	$729,013	$691,594

Selected Cash Flow Data (Unaudited) (In Thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash provided by (used in):
Operating activities	$23,304	$30,245	$36,421	$50,660
Investing activities	$(8,284)	$(5,917)	$(68,900)	$(14,684)
Financing activities	$(20,278)	$(22,506)	$14,297	$(27,326)

Free cash flow:
Cash from operating activities	$23,304	$30,245	$36,421	$50,660
Purchases of property and equipment	(7,139)	(5,685)	(10,904)	(9,308)
Proceeds from sales of property and equipment	274	279	494	485

Free cash flow	$16,439	$24,839	$26,011	$41,837

Note:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.